Exhibit 10.6

SMITH ELECTRIC VEHICLES US CORP.

NON QUALIFIED OPTION AGREEMENT

1.                                       Grant of Option.  SMITH ELECTRIC VEHICLES US CORP., a Delaware corporation (the “Company”) hereby grants, as of                       , 201     (“Date of Grant”), to                      (the “Optionee”) an option (the “Option”) to purchase up to                          shares of the Company’s Common Stock (the “Shares”), at an exercise price per share equal to $12.38 (the “Exercise Price”) which represents the fair market value determined in accordance with the requirements of Internal Revenue Code Section 409A and the regulations promulgated thereunder. The Option shall be subject to the terms and conditions set forth herein.

2.                                       Exercise Schedule.  Except as otherwise provided in this Agreement, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a number of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the “Vesting Date”) upon which the Optionee shall be entitled to exercise the Option with respect to the number of Shares granted as indicated beside the date, provided that the Optionee remains employed by the Company through and on the applicable Vesting Date:

Percentage of Shares	Vesting Date

***	***

There shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and, except as provided in Section 9, below, all vesting shall occur only on the appropriate Vesting Date.  Upon the termination of the Optionee’s employment by the Company for Cause or by the Optionee without Good Reason, any unvested portion of the Option shall terminate and be null and void. Upon the termination of the Optionee’s employment by the Company without Cause or for Disability or death, or by the Optionee for Good Reason, all unvested options shall vest and remain exercisable for a period of one hundred and twenty (120) days after which all options not exercised shall terminate and be null and void.

3.                                       Method of Exercise.  The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 2 hereof by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company.  The written notice shall be accompanied by payment of the Exercise Price.  This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Exercise Price and (b) arrangements have been made for Optionee’s payment to the Company of the amount, if any that is necessary to be withheld in accordance with applicable Federal or state withholding requirements.  No Shares shall be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

4.                                       Method of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:  (a) cash; (b) check; (c) with Shares owned by the Optionee, or the withholding of Shares that otherwise would be delivered to the Optionee as a result of the exercise of the Option; (d) if Shares issuable upon exercise of the Option are registered under the Securities Act of 1933, as amended (the “Securities Act”), and traded on a stock exchange, pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Company shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the Exercise Price and any applicable income or employment taxes, or (e) such other consideration or in such other manner as may be determined by the Company in its absolute discretion.

5.                                       Termination of Option.

(a)                                  Any unexercised portion of the Options vested shall automatically and without notice terminate and become null and void on the tenth anniversary of the date as of which the Option is granted, unless terminated earlier in accordance with Section 2, above.

6.                                       Legends.  At all times prior to the date on which the Shares issuable upon exercise of the Option are registered under the Securities Act pursuant to an effective registration statement filed with the United States Securities and Exchange Commission (the “SEC”), the certificate or certificates representing any Shares acquired pursuant to the exercise of this Option shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

7.                                       Transferability.  Unless otherwise determined by the Company, the Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8.                                       No Rights of Stockholders.  Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date on which the Shares are issued.

9.                                       Acceleration of Exercisability of Option Upon Change in Control or IPO.  Notwithstanding the vesting schedule set forth in Section 2 above, the Option shall become immediately fully vested and exercisable on the date on which either (i) there is a Change in Control of the Company or (ii) Good Reason exists.

10.                                 No Right to Continued Employment.  Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11.                                 Law Governing.  This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

12.                                 Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 12200 NW Ambassador Drive, Kansas City, Missouri 64163, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

13.                                 Market Stand-Off Agreement.  In the event of an initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Optionee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares (other than those included in such registration, if any) acquired pursuant to the exercise of the Option, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.  The Optionee hereby agrees in connection with any initial public offering of the Company’s securities to enter into an agreement with the underwriters of such offering that is in form and substance reasonably satisfactory to the Company evidencing the Optionee’s agreement under this Section.

14.                                 Optionee’s Representations.  In the event that the Company’s issuance of the Shares purchasable pursuant to the exercise of this Option has not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her

Investment Representation Statement in the form attached to this Agreement as Exhibit A or in such other form as the Company may request.

15.                                 Entire Agreement; Amendment.  Except as this Agreement may expressly provide otherwise, this Agreement constitutes the entire agreement and understanding of the Company and the Optionee with respect to the subject matter hereof, and supersede all prior written or verbal agreements and understandings between the Optionee and the Company relating to such subject matter, Except as required by applicable law, this Agreement may only be amended by written instrument signed by the Optionee and an authorized officer of the Company.

16.                                 Definitions.

(a) “Cause”                               shall mean the good faith and reasonable determination of the Board of Directors of the Company that the Employee has:

(i) been grossly negligent or engaged in willful misconduct, fraud, embezzlement, acts of dishonesty or a conflict of interest relating to the affairs of the Company;

(ii) been convicted of or pleaded nolo contendere to any crime relating to the business affairs of the Company; or

(iii) engaged in a willful violation of any federal or state securities laws.

(b) A “Change in Control” shall be deemed to have occurred upon any of the following events:

(i) individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director after the Effective Date and whose appointment, election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; or

(ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) or any successors thereto is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) or any successor thereto, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or

(iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board of Directors of the Company); or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c)                                  “Disability” shall mean illness (mental or physical) or injury which, in the good faith and reasonable determination of Company, results in Optionee Employee being unable to perform Optionee’s duties for an aggregate of 120 days (whether or not consecutive) during any twelve-month period.

(d)                                 “Effective Date” shall mean November 4, 2011.

(e)                                  “Good Reason” shall mean any of the following acts by the Company, without the prior written consent of the Optionee: (i) a material reduction by the Company in the Optionee’s base salary and annual cash incentive opportunity, taken as a whole, provided that for purposes of determining whether there has been a material reduction: (a) a reduction applied generally to all exempt employees of the Company shall not constitute “Good Reason”; (ii) (a) a material reduction in the Optionee’s position, duties or responsibilities, (b) assignments to duties materially inconsistent with Optionee’s position, or (c) a material adverse change in the Optionee’s reporting relationships; (iii) the Company requiring the Optionee, without his or her consent, to be based at any office or location more than 75 miles from the office at which the Optionee was principally located as of the Effective Date; or (iv) the material breach by the Company of any employment agreement between the Optionee and the Company.  Notwithstanding anything in this definition to the contrary, an act by the Company shall not constitute “Good Reason” unless the Optionee gives written notice of the same to the Company of such act, and the Company fails, within 30 days of such notice, to cure such act.

16.                                 Stock Split or Reorganization. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, for the purpose of making the grant recipient whole, the Board shall proportionately adjust the number of options outstanding and exercise price under this grant in a manner which complies with and in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the        day of                               , 201

COMPANY:

SMITH ELECTRIC VEHICLES US CORP., a Delaware corporation

By:
Name:
Title:

The Optionee acknowledges and represents that he or she has reviewed the provisions of this Option Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of this Option Agreement.

Dated:	OPTIONEE:

By: